Exhibit 99.1

DIGITAL REALTY TRUST, INC.

Major Tenants

as of June 30, 2008

	Tenant		Number of Locations	Total Occupied Square Feet (1)	Percentage of Net Rentable Square Feet	Annualized Rent (2)	Percentage of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	Savvis Communications		17	1,693,495	15.4%	$42,850	12.7%	123
2	Qwest Communications International, Inc.		13	770,928	7.0%	24,226	7.2%	85
3	Equinix Operating Company, Inc.		4	454,672	4.2%	13,303	3.9%	101
4	AT & T		11	385,184	3.5%	11,402	3.4%	71
5	TelX Group, Inc.		10	90,210	0.8%	11,106	3.3%	221
6	NTT Communications Company		2	241,370	2.2%	7,464	2.2%	51
7	Comverse Technology, Inc.		1	367,033	3.3%	7,056	2.1%	31
8	JPMorgan Chase & Co.		2	27,377	0.3%	6,960	2.1%	99
9	Microsoft Corporation		2	308,726	2.8%	6,795	2.0%	85
10	Facebook, Inc.		2	114,008	1.0%	6,384	1.9%	102
11	Yahoo! Inc.	(3)	2	110,847	1.0%	6,298	1.9%	112
12	Level 3 Communications, LLC	(4)	14	289,788	2.7%	5,934	1.7%	41
13	Amazon		3	164,847	1.5%	5,803	1.7%	135
14	Amgen, Inc.		1	131,386	1.2%	5,726	1.7%	83
15	AboveNet, Inc.		10	150,661	1.4%	5,715	1.7%	121

	Total/Weighted Average			5,300,532	48.3%	$167,022	49.5%	96

(1)	Occupied square footage is defined as leases that have commenced on or before June 30, 2008.

(2)	Annualized rent represents the monthly contractual rent under existing leases as of June 30, 2008 multiplied by 12.

(3)	Includes 100% of the square footage from a property owned by a consolidated joint venture, of which we own a 50% interest.

(4)	Level 3 Communications includes Wiltel Communications & Broadwing Communications.